EXHIBIT 99.1

Palatin Reports First Quarter Fiscal Year 2023 Financial Results and Provides Corporate Update

•	Phase 3 Pivotal Study of PL9643 in Patients with Dry Eye Disease Ongoing
	☐	Positive Interim Analysis – DMC Recommended Study Size of 350 patients
	☐	Topline Results Currently Expected Second Quarter Calendar 2023

•	Vyleesi® - Net Product Revenue Increased 13% and Prescriptions Dispensed Increased 17%, Over the Prior Quarter
	☐	Prescription Refills Exceed 50% of Total Prescriptions Dispensed

•	Phase 2 Clinical Study of Oral PL8177 in Patients with Ulcerative Colitis Commenced
	☐	Planned Interim Analysis First Quarter Calendar 2023
	☐	Topline Results Currently Expected Third Quarter Calendar 2023

•	Closed on a $10 Million Registered Direct Offering

•	Teleconference and Webcast to be held on November 14, 2022, at 11:00 AM ET

CRANBURY, NJ – November 14, 2022 /PRNewswire/ – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced financial results for its fiscal first quarter ended September 30, 2022.

“Topline results from our Phase 3 pivotal study of PL9643 is currently expected in the second quarter calendar of 2023, and the interim analysis from the Phase 2 study of oral PL8177 is currently expected in the first calendar quarter of 2023, with topline data expected in the third calendar quarter of 2023,” stated Carl Spana, Ph.D., President and CEO of Palatin. “We closed on a $10 million equity offering earlier this month, which strengthened our balance sheet, providing us an operating cash runway through calendar year 2023.”

Dr. Spana further commented, “Vyleesi brand value metrics continue to reflect significant growth. In fact, prescription refills, which is a top indicator of patient satisfaction, exceeds 50% of total prescriptions dispensed. Furthermore, net product revenue increased 13% and prescriptions dispensed increased 17% over the last quarter.”

Financial Highlights for the Fiscal First Quarter Ended September 30, 2022

•	The Company reported a net loss for the quarter ended September 30, 2022, of $8.3 million, or $(0.86) per common share, compared to a net loss of $7.1 million, or $(0.75) per common share, for the same period in 2021.

•	The Company had $21.2 million in cash and cash equivalents as of September 30, 2022, compared to $29.9 million as of June 30, 2022.

•	Vyleesi® (bremelanotide injection) for the treatment of Hypoactive Sexual Desire Disorder (HSDD): Gross product sales to pharmacy distributors amounted to $2.3 million, while net product revenue increased 13% and prescriptions dispensed increased 17%, over the prior quarter.

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Business Highlights and Recent Updates

•	Anti-Inflammatory / Autoimmune Programs

■	PL9643 melanocortin agonist for the treatment of dry eye disease (DED)

–	Positive interim analysis in ongoing pivotal Phase 3 clinical study in patients with DED.

•	The independent data monitoring committee (DMC) performed their assessment on the first 120 patients to complete the study and based on their recommendation, Palatin plans to enroll a total of 350 patients.

•	No safety concerns were identified by the DMC.

–	Topline data readout expected in the second quarter of calendar year 2023.

–	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov/ via the identifier NCT04268069.

•	PL8177 oral melanocortin agonist for the treatment of ulcerative colitis (UC):

–	Commenced patient enrollment in a Phase 2 oral formulation study of PL8177 in patients with UC.

–	Interim assessment is currently expected to occur in the first quarter of calendar year 2023.

–	Topline data readout is currently expected in the third quarter of calendar year 2023.

–	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov/ via the identifier NCT05466890.

•	Vyleesi® (bremelanotide injection) / Hypoactive Sexual Desire Disorder (HSDD): Goal of the Vyleesi program is to demonstrate commercial product value in the marketplace with an objective of re-licensing the U.S. rights to a committed women’s healthcare company.

■	For the fiscal first quarter ended September 30, 2022:

–	Gross product sales were $2.3 million for the quarter ended September 30, 2022 and the prior quarter, increased 64% over the comparable quarter in 2021.

–	Net product revenue increased 13% over the prior quarter, increased 445% over the comparable quarter in 2021.

–	Total prescriptions dispensed increased 17% over the prior quarter, increased 108% compared to the comparable quarter in 2021.

–	Refill rates, commercial insurance reimbursement, and net revenue per prescription dispensed, increased over the prior quarter and comparable quarter in 2021.

■	Patients and healthcare providers can learn more about HSDD and Vyleesi at www.vyleesi.com and www.vyleesipro.com

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•	Other:

•	Registered Direct Offering: On October 31, 2022, Palatin entered into a securities purchase agreement with a certain institutional investor, selling and issuing an aggregate of (i) 1,020,000 shares of Palatin common stock, $0.01 par value per share, (ii) prefunded warrants (the “Pre-Funded Warrants”) to purchase up to 798,182 shares of Palatin common stock, and (iii) common warrants (the “Common Warrants”) to purchase up to 1,818,182 shares of Palatin common stock. Each share of common stock was offered with one accompanying Common Warrant for a combined offering price of $5.50. Each Pre-Funded Warrant was offered with one accompanying Common Warrant for a combined offering price of $5.4999. The Offering was completed on November 2, 2022. The Common Warrants have an exercise price of $5.83 per share, are exercisable beginning six months after the date of issuance and will expire five and one-half years from the date of issuance. The Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable upon issuance, and will expire when exercised in full.

■	Reverse Stock Split: The Board of Directors approved the implementation of a 1-for-25 reverse stock split effective as of 5:00 p.m. Eastern Time on August 30, 2022. The reverse stock split reduced the number of shares of Palatin’s common stock outstanding from approximately 231,774,000 shares to approximately 9,271,000 shares but did not change the authorized number of shares of Common Stock, which remain at 300,000,000 shares of Common Stock.

Fiscal First Quarter Ended September 30, 2022 Financial Results

All share and per share amounts are presented on a post-reverse-split basis, giving effect to the 1- for-25 reverse stock split.

Revenue

Total revenue consists of gross product sales of Vyleesi, net of allowances and accruals.

Vyleesi gross product sales to pharmacy distributors for the quarter ended September 30, 2022, were $2.3 million, with net product revenue of $869,654, compared to gross product sales of $1.4 million, with net product revenue of $159,482, for the comparable quarter in 2021. Gross product sales increased 64% and net product revenue increased 445% over the comparable quarter in 2021.

Operating Expenses

Total operating expenses for the quarter ended September 30, 2022, were $9.6 million, compared to $7.4 million for the comparable quarter in 2021. The increase in operating expenses was the result of increased research and development expenses primarily related to our ongoing pivotal Phase 3 clinical trial of PL9643 and Phase 2 clinical trial of oral PL8177, offset by decreased commercial expenses related to Vyleesi.

Other Income / (Expenses)

Total other income, net, consist mainly of unrealized foreign currency transaction gains, of $418,376 for the quarter ended September 30, 2022, compared to $107,359 for the comparable quarter in 2021.

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Cash Flows

Palatin’s net cash used in operations for the quarter ended September 30, 2022, was $8.6 million, compared to net cash used in operations of $6.4 million for the same period in 2021. The difference in net cash used in operations is mainly due to increased operating expenses in the quarter ended September 30, 2022.

Net Loss

Palatin’s net loss for the quarter ended September 30, 2022, was $8.3 million, or $(0.86) per basic and diluted common share, compared to a net loss of $7.1 million, or $(0.75) per basic and diluted common share for the same period in 2021.

The increase in net loss for the quarter ended September 30, 2022 over the quarter ended September 30, 2021, was mainly due to the increase in operating expenses offset by an increase in net product revenue of Vyleesi.

Cash Position

As of September 30, 2022, Palatin’s cash and cash equivalents were $21.2 million with $2.0 million of accounts receivable, compared to cash and cash equivalents of $29.9 million with $1.8 million of accounts receivable as of June 30, 2022.

The $21.1 million of cash and cash equivalents as of September 30, 2022, does not include $9.1 million of net proceeds from the Registered Direct Offering, which closed in November 2022, and the $15 Million Private Placement of Redeemable Convertible Preferred Stock. This $15 million is being held in an escrow account, pending the investors’ election to redeem the shares for cash or in notes, or convert the shares to common stock. Palatin currently expects an operating cash runway through calendar year 2023.

Conference Call / Webcast

Palatin will host a conference call and audio webcast on November 14, 2022, at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-866-580-3963 (US) or 1-786-697-3501 (International), conference ID 5980994#. The audio webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and audio webcast replay will be available one hour after the completion of the call. To access the telephone replay, dial 1-866-583-1035 (US) or +44 (0) 20 8196 1480 (International), passcode 5980994#. The webcast and telephone replay will be available through November 21, 2022.

About Melanocortin Receptor Agonists and Inflammation

The melanocortin receptor (“MCr”) system has effects on inflammation, immune system responses, metabolism, food intake, and sexual function. There are five melanocortin receptors, MC1r through MC5r. Modulation of these receptors, through use of receptor-specific agonists, which activate receptor function, or receptor-specific antagonists, which block receptor function, can have medically significant pharmacological effects.

Many tissues and immune cells located in the eye (and other places, for example the gut and kidney) express melanocortin receptors, empowering our opportunity to directly activate natural pathways to resolve disease inflammation.

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About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com and follow Palatin on Twitter at @PalatinTech.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about market potential of Vyleesi and other Palatin products in development, clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates, market potential for product candidates, and potential adverse impacts due to the global COVID-19 pandemic such as delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, Palatin’s ability to establish and maintain the capability for manufacturing, marketing and distribution of Vyleesi, sales of Vyleesi in the United States and elsewhere in the world, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

Palatin Technologies® and Vyleesi® are registered trademarks of Palatin Technologies, Inc.

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(Financial Statement Data Follows)

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PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,
	2022	2021

REVENUES
Product revenue, net	$869,654	$159,482

OPERATING EXPENSES
Cost of products sold	86,496	53,933
Research and development	6,027,031	3,484,764
Selling, general and administrative	3,508,798	3,836,542
Total operating expenses	9,622,325	7,375,239

Loss from operations	(8,752,671)	(7,215,757)

OTHER INCOME (EXPENSE)
Investment income	88,489	1,410
Foreign currency gain	418,376	107,359
Interest expense	(9,602)	(5,631)
Total other income (expense), net	497,263	103,138

NET LOSS	$(8,255,408)	$(7,112,619)
Basic and diluted net loss per common share	$(0.86)	$(0.75)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	9,634,684	9,529,322

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PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	September 30, 2022	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$21,191,875	$29,939,154
Accounts receivable	2,022,750	1,780,020
Inventories	857,975	944,471
Prepaid expenses and other current assets	2,104,855	1,932,454
Total current assets	26,177,455	34,596,099

Property and equipment, net	620,917	539,314
Right-of-use assets - operating leases	786,731	878,465
Other assets	56,916	56,916
Total assets	$27,642,019	$36,070,794

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,774,399	$3,157,617
Accrued expenses	6,116,841	6,875,216
Short-term operating lease liabilities	343,749	371,124
Short-term finance lease liabilities	102,264	100,921
Other current liabilities	5,523,748	5,754,986
Total current liabilities	15,861,001	16,259,864

Long-term operating lease liabilities	465,091	529,398
Long-term finance lease liabilities	126,333	152,407
Other long-term liabilities	2,740,250	2,861,250
Total liabilities	19,192,675	19,802,919

Series B and Series C Redeemable Convertible Preferred Stock of $0.01 par value: authorized, issued, and outstanding 9,000,000 shares as of September 30, 2022 and June 30, 2022, with a liquidiation preference of $15,000,000	15,000,000	15,000,000
Escrowed proceeds	(15,000,000)	(15,000,000)

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares (including amounts authorized for
Series B and Series C Redeemable Convertible Preferred Stock): shares issued and outstanding designated as follows:
Series A Convertible: authorized 4,030 shares as of September 30, 2022: issued and outstanding 4,030 shares
as of September 30, 2022 and June 30, 2022	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 9,290,504 shares as of September 30, 2022 and 9,270,947 shares as of June 30, 2022	92,905	92,709
Additional paid-in capital	404,605,503	404,168,822
Accumulated deficit	(396,249,104)	(387,993,696)
Total stockholders’ equity	8,449,344	16,267,875
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$27,642,019	$36,070,794

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